Exhibit 99.1

NEWS RELEASE

Pacira Completes Acquisition of MyoScience, Advancing Leadership in Non-opioid Pain Management with FDA-approved ioveraº System

— Adds highly complementary cryoanalgesia treatment to commercial offering —

— New corporate name of Pacira BioSciences reflects expanding product portfolio —

PARSIPPANY, NJ, April 9, 2019 — Pacira BioSciences, Inc. (“Pacira”) (NASDAQ: PCRX) today announced that it has completed its previously announced acquisition of MyoScience, Inc. (“MyoScience”), a privately held medical technology company. This acquisition advances the company’s leadership in non-opioid pain management by adding the FDA-approved ioveraº system to the Pacira commercial offering.

The ioveraº system is a novel, non-opioid treatment that alleviates pain through a mechanism known as cryoanalgesia, which applies intensely focused cold therapy to a specific nerve to interrupt its ability to transmit a pain signal. Results can be felt immediately after ioveraº treatment with pain relief that can last three months, and in some cases longer, as the nerve regenerates over time.

“This acquisition marks another step forward in the Pacira commitment to fighting our nation’s opioid crisis by offering patients and healthcare providers innovative therapies to reduce or eliminate the need for opioids,” said Dave Stack, chairman and chief executive officer of Pacira. “We are excited to add the ioveraº system to our commercial offering, and expect the combination of this innovative therapy alongside EXPAREL® to offer orthopedic surgery patients exceptional pain control and a potentially opioid-free postsurgical experience. We also believe ioveraº offers a novel approach for improving patients’ experience earlier on the neural pain pathway for persistent conditions, such as osteoarthritis.  We believe ioveraº will benefit greatly from our financial strength, established corporate and commercial infrastructure, growing partnership network, including our substantial collaboration with Johnson & Johnson, and deep domain expertise in opioid-sparing enhanced recovery after surgery protocols.”

On March 5, 2019, the company announced a definitive agreement and plan of merger under which Pacira would make an initial payment of $120 million. MyoScience shareholders will be eligible to receive up to an additional $100 million in contingent payments upon achievement of certain regulatory and commercial milestones. Pacira expects the acquisition to be accretive to net income beginning in the second half of 2020 and increasingly accretive thereafter.

Effective upon the closing of the acquisition, Pacira changed its corporate name to Pacira BioSciences, Inc., to better reflect its broadening portfolio of innovative non-opioid pain management and regenerative health solutions. Pacira will continue to trade under the symbol

“PCRX.”  Effective upon the closing of the acquisition, MyoScience became Pacira CryoTech, Inc., a wholly owned subsidiary of Pacira BioSciences, Inc.

About Pacira BioSciences

Pacira BioSciences, Inc. (NASDAQ: PCRX) is a leading provider of non-opioid pain management and regenerative health solutions dedicated to advancing and improving outcomes for health care practitioners and their patients. The company’s long-acting local analgesic, EXPAREL® (bupivacaine liposome injectable suspension) was commercially launched in the United States in April 2012. EXPAREL utilizes DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time.  In April 2019, the company acquired the ioveraº system, a handheld cryoanalgesia device used to deliver precise, controlled doses of cold temperature only to targeted nerves. To learn more about Pacira, including the corporate mission to reduce overreliance on opioids, visit www.pacira.com.

About EXPAREL®

EXPAREL (bupivacaine liposome injectable suspension) is indicated for single-dose infiltration in adults to produce postsurgical local analgesia and as an interscalene brachial plexus nerve block to produce postsurgical regional analgesia. Safety and efficacy have not been established in other nerve blocks. The product combines bupivacaine with DepoFoam®, a proven product delivery technology that delivers medication over a desired time period. EXPAREL represents the first and only multivesicular liposome local anesthetic that can be utilized in the peri- or postsurgical setting. By utilizing the DepoFoam platform, a single dose of EXPAREL delivers bupivacaine over time, providing significant reductions in cumulative pain scores with up to a 78 percent decrease in opioid consumption; the clinical benefit of the opioid reduction was not demonstrated. Additional information is available at www.EXPAREL.com.

Important Safety Information

EXPAREL is contraindicated in obstetrical paracervical block anesthesia. Adverse reactions reported with an incidence greater than or equal to 10% following EXPAREL administration via infiltration were nausea, constipation, and vomiting; adverse reactions reported with an incidence greater than or equal to 10% following EXPAREL administration via interscalene brachial plexus nerve block were nausea, pyrexia, and constipation. If EXPAREL and other non-bupivacaine local anesthetics, including lidocaine, are administered at the same site, there may be an immediate release of bupivacaine from EXPAREL. Therefore, EXPAREL may be administered to the same site 20 minutes after injecting lidocaine. EXPAREL is not recommended to be used in the following patient population: patients <18 years old and/or pregnant patients. Because amide-type local anesthetics, such as bupivacaine, are metabolized by the liver, EXPAREL should be used cautiously in patients with hepatic disease. Warnings and Precautions Specific to EXPAREL: Avoid additional use of local anesthetics within 96 hours following administration of EXPAREL. EXPAREL is not recommended for the following types or routes of administration: epidural, intrathecal, regional nerve blocks other than interscalene brachial plexus nerve block, or intravascular or intra-articular use. The potential sensory and/or motor loss with EXPAREL is temporary and varies in degree and duration depending on the site of injection and dosage administered and may last for up to 5 days, as seen in clinical trials. Warnings and Precautions for Bupivacaine-Containing Products: Central Nervous System (CNS) Reactions: There have been reports of adverse neurologic reactions with the use of local anesthetics. These include persistent anesthesia and paresthesia. CNS reactions are characterized by excitation and/or depression. Cardiovascular System Reactions: Toxic blood concentrations depress cardiac conductivity and excitability which may lead to dysrhythmias, sometimes leading to death. Allergic Reactions: Allergic-type reactions (eg, anaphylaxis and angioedema) are rare and may occur as a result of hypersensitivity to the local anesthetic or to other formulation ingredients. Chondrolysis: There have been reports of chondrolysis (mostly in the shoulder joint) following intra-articular infusion of local anesthetics, which is an unapproved use. Methemoglobinemia: Cases of methemoglobinemia have been reported with local anesthetic use. Full Prescribing Information is available at www.EXPAREL.com.

About ioveraº

The ioveraº system is used to destroy tissue during surgical procedures by applying freezing cold. It can also be used to produce lesions in peripheral nervous tissue by the application of cold to the selected site for the blocking of pain. It is also indicated for the relief of pain and symptoms associated with osteoarthritis of the knee for up to 90 days. In one study, the majority of the patients suffering from osteoarthritis of the knee experienced pain and system relief beyond 150 days.(1) The ioveraº system’s “1×90” Smart Tip configuration (indicating one needle which is 90 mm long) can also facilitate target nerve location by conducting electrical nerve stimulation from a separate nerve stimulator. The ioveraº system is not indicated for treatment of central nervous system tissue.

Important Safety Information

The ioveraº system is contraindicated for use in patients with the following: Cryoglobulinemia; Paroxysmal cold hemoglobinuria; cold urticaria; Raynaud’s disease; open and/or infected wounds at or near the treatment line. Potential complications: As with any surgical treatment that uses needle-based therapy, there is potential for temporary site-specific reactions, including but not limited to: bruising (ecchymosis); swelling (edema); inflammation and/or redness (erythema); pain and/or tenderness; altered sensation (localized dysesthesia). Typically, these reactions resolve with no physician intervention. Patients may help the healing process by applying ice packs to the affected sites, and by taking over-the counter analgesics.

Forward Looking Statements

Any statements in this press release about the company’s future expectations, plans, outlook, projections and prospects, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may,” “could” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to: the failure to realize anticipated benefits and synergies from the acquisition; the ability to successfully integrate iovera☐ and MyoScience into the company’s existing business; the commercial success of iovera☐, the success of the company’s sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of the potential markets for EXPAREL and the company’s ability to serve those markets; the company’s plans to expand the use of EXPAREL to additional indications and opportunities, and the timing and success of any related clinical trials; and other factors discussed in the “Risk Factors” of the company’s most recent Annual Report on Form 10-K and in other filings that the company periodically makes with the SEC. In addition, the forward-looking statements included in this press release represent the company’s views as of the date of this press release. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements, and as such the company anticipates that subsequent events and developments will cause its views to change. However, while the company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this press release.

Company Contacts:

Investors:

Susan Mesco

(973) 451-4030

susan.mesco@pacira.com

Media Contact:

Coyne Public Relations

Alyssa Schneider

(973) 588-2270

aschneider@coynepr.com